EXHIBIT 23.1
                                  ------------



          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2 No. 33-00000) and related Prospectus of Zing Technologies, Inc. for the registration of 199,318 shares of its common stock and to the Incorporation by reference therein of our report dated September 12, 1995, with respect to the financial statements and schedules of Zing Technologies, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP





White Plains, New York
November 6, 1995